UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 28, 2017

Quintiles IMS Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35907	27-1341991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Emperor Blvd.

Durham, North Carolina 27703

(Address of Principal Executive Offices, including Zip Code)

(919) 998-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2017, Quintiles IMS Incorporated (the “Issuer”), a wholly-owned subsidiary of Quintiles IMS Holdings, Inc. (“QuintilesIMS”), completed the issuance and sale of €1,425 million in gross proceeds of the Issuer’s 3.25% Senior Notes due 2025 (the “Notes”). The offering reflects an increase of €575 million from the previously announced €850 million aggregate principal amount. The Notes were issued pursuant to an Indenture, dated February 28, 2017, among the Issuer, U.S. Bank National Association, as trustee of the Notes, and certain subsidiaries of the Issuer as guarantors. The Issuer intends to refinance all of the outstanding term B loans under its senior secured credit facility with an extended and repriced term B loan facility. The net proceeds from the notes offering, together with proceeds from the proposed refinancing, will be used to refinance certain of the Issuer’s existing indebtedness, to pay fees and expenses related to the notes offering and the refinancing and for other general corporate purposes, which may include share repurchases, including the repurchase of shares from affiliates and significant shareholders, and future acquisitions.

The Notes are unsecured obligations of the Issuer, will mature on March 15, 2025 and will bear interest at the rate of 3.25% per year, with interest payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2017. The Issuer may redeem the Notes prior to their final stated maturity, subject to a customary make-whole premium at any time prior to March 15, 2020 (subject to a customary “equity claw” redemption right) and thereafter subject to annually declining redemption premiums at any time prior to March 15, 2022.

The foregoing description of the Notes is qualified in its entirety by reference to the indenture relating thereto, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Following the closing of the offering of the Notes, QuintilesIMS consummated the share repurchase from certain of its principal shareholders that was previously announced on February 24, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quintiles IMS Holdings, Inc.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Executive Vice President, General Counsel and Secretary

Date: February 28, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated February 28, 2017, among the Issuer, U.S. Bank National Association, as trustee of the Notes and certain subsidiaries of the Issuer as guarantors.